Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$10,309,912
Unrealized Gain (Loss) on Market Value of Commodity Futures	104,924
Dividend Income	936
Interest Income	2,289
Total Income (Loss)	$10,418,061

Expenses
General Partner Management Fees	$39,206
Professional Fees	16,211
Brokerage Commissions	5,691
Directors' Fees and insurance	2,304
NYMEX License Fee	980
Total Expenses	64,392
Net Income (Loss)	$10,353,669

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/22	$71,811,722
Net Income (Loss)	10,353,669

Net Asset Value End of Month	$82,165,391
Net Asset Value Per Share (1,750,000 Shares)	$46.95

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596